UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 28, 2016

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Lockheed Martin Corporation held its Annual Meeting of Stockholders on April 28, 2016. Of the 304,774,508 shares outstanding and entitled to vote (as of the February 26, 2016 record date), 283,746,920 shares were represented at the meeting, or a 93.1% quorum. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

Elected the following eleven individuals to the Board of Directors to serve as directors until the Annual Meeting of Stockholders in 2017 and until their successors have been duly elected and qualified:

	Votes Cast For	Votes Cast Against	Votes Cast Abstain	Broker Non- Votes
Daniel F. Akerson	246,711,073	3,850,638	2,198,287	30,986,922
Nolan D. Archibald	243,863,259	6,170,715	2,726,024	30,986,922
Rosalind G. Brewer	245,735,434	4,774,267	2,250,228	30,986,922
David B. Burritt	247,088,039	3,532,174	2,139,785	30,986,922
Bruce A. Carlson	247,405,090	3,274,572	2,080,040	30,986,922
James O. Ellis, Jr.	246,049,338	4,616,521	2,093,841	30,986,922
Thomas J. Falk	245,998,381	4,365,049	2,396,240	30,986,922
Marillyn A. Hewson	242,491,189	7,590,985	2,677,459	30,986,922
James M. Loy	242,139,398	8,431,746	2,185,642	30,986,922
Joseph W. Ralston	243,789,093	6,885,844	2,085,061	30,986,922
Anne Stevens	245,344,058	5,230,703	2,185,237	30,986,922

Proposal 2 – Ratification of Appointment of Independent Auditors

Ratified the appointment of Ernst & Young LLP as the Corporation’s independent auditors for the year ending December 31, 2016. There were 278,557,856 votes for the appointment, 3,649,429 votes against the appointment, and 1,539,359 abstentions.

Proposal 3 – Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say-on-Pay”)

Approved, on an advisory basis (non-binding), the compensation of the Corporation’s named executive officers as described in the Compensation Discussion and Analysis and the accompanying tables in our 2016 proxy statement. There were 235,910,778 votes for the proposal, 13,371,847 votes against the proposal, 3,477,373 abstentions, and 30,986,922 broker non-votes.

Proposal 4 – Management Proposal to Re-Approve the Performance Goals for the 2011 Incentive Performance Award Plan

Approved a management proposal re-approving the performance-based goals applicable to certain awards under the Lockheed Martin Corporation 2011 Incentive Perfomance Award Plan for an additional five years so as to preserve, to the extent possible, Lockheed Martin’s tax deduction for those awards in accordance with Section 162(m) of the Internal Revenue Code of 1986. There were 237,463,230 votes for the proposal, 12,138,719 votes against the proposal, 3,158,049 abstentions and 30,986,922 broker non-votes.

Proposal 5 – Stockholder Proposal by John Chevedden

Rejected a stockholder proposal requesting that the Board of Directors undertake the steps necessary (unilaterally if possible) to amend Lockheed Martin’s bylaws and each appropriate governing document to give holders in the aggregate of 15% of Lockheed Martin’s outstanding common stock the power to call a special meeting of stockholders. There were 105,731,368 votes for the proposal, 141,827,984 votes against the proposal, 5,199,991 abstentions and 30,986,922 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION

By	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

April 28, 2016